UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2023

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2023, Splunk Inc. (the “Company”) announced the appointment of Brian Roberts as the Company’s Senior Vice President and Chief Financial Officer (“CFO”), effective immediately. Mr. Roberts will serve as the Company’s principal financial officer. Gary Steele, the Company’s President and Chief Executive Officer and interim principal financial officer since September 2022, will end his term as interim principal financial officer effective as of Mr. Roberts’s appointment.

Mr. Roberts, age 54, served as Chief Financial Officer of Ozone Networks, Inc. (d/b/a OpenSea), a non-fungible token marketplace, from 2021 to 2022. From 2014 to 2021, Mr. Roberts served as Chief Financial Officer of Lyft, Inc., a transportation platform company, and also served as its Senior Vice President, Partnerships and Corporate Development in 2014. From 2011 to 2014, Mr. Roberts served as Senior Vice President, Business Development and Strategy at Walmart Global eCommerce, a division of Walmart Inc., a multinational retail company. Prior to Walmart, Mr. Roberts served as Senior Managing Director at Evercore Inc., an investment banking advisory firm, and before that in corporate development leadership roles at software companies Microsoft Corporation and Inktomi Corporation. Mr. Roberts holds a B.A. from the University of California, Berkeley and an M.B.A. from Harvard Business School.

There is no arrangement or understanding between Mr. Roberts and any other persons pursuant to which Mr. Roberts was appointed as CFO. There are no family relationships between Mr. Roberts and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into an offer letter with Mr. Roberts dated January 11, 2023 (the “Offer Letter”). The Offer Letter provides that Mr. Roberts’s annual base salary will be $575,000, and his target annual bonus will be 100% of his annual base salary. In addition, effective as of his start date, Mr. Roberts will be granted restricted stock units (“RSUs”) with a value of approximately $5,000,000, which will be subject to time-based vesting over four years from his start date, subject to Mr. Roberts remaining employed by the Company through the relevant vesting date, and performance units (“PSUs”) with a target value of approximately $11,000,000, which will be subject to performance-based vesting on terms and conditions to be determined by the Talent & Compensation Committee of the Board for senior executives of the Company for the Company’s fiscal year 2024 PSU program. Each dollar amount for the RSUs and PSUs described in this paragraph will be converted into a number of shares by dividing the dollar amount by the average closing stock price for the 60 trading days ending the day before the grant date, rounded down to the nearest whole share. The grant date is Mr. Roberts’s start date with the Company, January 23, 2023. The awards will be subject to the terms and conditions of the Company’s 2022 Equity Incentive Plan and applicable award agreements.

In the event that Mr. Roberts’s employment is terminated without cause or if he resigns his position for good reason within the period commencing six months before a change in control and ending 18 months after a change in control (such period, a “change in control period”), then, in addition to any accrued compensation, he will be entitled to receive: (i) a lump sum cash payment equal to 12 months of his annual base salary, plus an amount equal to 100% of his annual target bonus as in effect in the year of termination, less any amounts already paid for such year; (ii) continued health coverage for 12 months or, if doing so would cause imposition of an excise tax or failure of non-discrimination tests, a lump sum cash payment of $24,000; and (iii) acceleration of vesting as to all then-unvested shares or rights subject to all equity awards with only time-based vesting which have been granted to him. Any PSUs that are not performance-vested at the time of termination will be treated in the manner outlined in the corresponding award agreement.

In the event that Mr. Roberts’s employment is terminated without cause not during a change in control period, then, in addition to any accrued compensation, he will be entitled to receive, (i) a lump sum cash payment equal to six months of his annual base salary, plus a prorated portion of his annual target bonus as in effect in the year of termination, less any amounts already paid for such year; (ii) continued health coverage for six months or, if doing so would cause imposition of an excise tax or failure of non-discrimination tests, a lump sum cash payment of $12,000; and (iii) acceleration of vesting as to the number of shares or rights subject to all equity awards which have been granted to him with only time-based vesting (including earned but unvested performance-based awards) as would have vested in the six months following separation from service. Any unearned PSUs will be treated in the manner outlined in the award agreement for each such PSU grant.

The foregoing severance payments and benefits under the Offer Letter are subject to the execution of a separation and release agreement by Mr. Roberts.

A copy of the press release announcing Mr. Roberts’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description

99.1	Press release issued by Splunk Inc. dated January 23, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2023

SPLUNK INC.

	By:	/s/ Scott Morgan
Scott Morgan
Senior Vice President, Chief Legal Officer, Global Affairs and Secretary